Joseph C. Passalaqua

118 Chatham Road

Syracuse, NY 13203

June 3, 2011

Board of Directors

Pegasus Tel, Inc.

Gentlemen:

I hereby resign my positions as Chief Financial Officer, Secretary, Director and all other positions to which I have been assigned, regardless of whether I served in such capacity, of the Company, effective at 11:59 P.M., June 3, 2011.  The resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Sincerely,

/s/ Joseph C Passalaqua
Joseph C. Passalaqua